                         , 2020

State Street Bank and Trust Company

801 Pennsylvania

Kansas City, MO 64105

Attention: Brock Hill

Re:   PIMCO Funds Custody and Investment Accounting Agreement dated January 1, 2000

Ladies and Gentlemen:

Reference is made to the above Custody and Investment Accounting Agreement between us dated as of January 1, 2000 (as amended, modified or supplemented from time to time, the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund changes listed below.

Additions:

PIMCO Funds

PIMCO All Asset: Multi-Real Fund

PIMCO All Asset: Multi-RAE PLUS Fund

PIMCO All Asset: Multi-Short PLUS Fund

In accordance with Section 11M of the Agreement, the undersigned investment management company hereby requests that State Street Bank and Trust Company (“State Street”) act as custodian and investment accounting and recordkeeping agent for it and that it becomes a Fund under the terms of the Agreement. In connection with such request, the undersigned Fund hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in the Agreement. A current Schedule A to the Agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

PIMCO FUNDS

PIMCO All Asset: Multi-Real Fund

By:

Name: Eric Johnson

Title: President, Duly Authorized

PIMCO FUNDS

PIMCO All Asset: Multi-RAE PLUS Fund

By:

Name: Eric Johnson

Title: President, Duly Authorized

PIMCO FUNDS

PIMCO All Asset: Multi-Short PLUS Fund

By:

Name: Eric Johnson

Title: President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:

Name:	Andrew Erickson

Title:	Executive Vice President, Duly Authorized

Effective Date: , 2020

Schedule A

TO

Custody and Investment Accounting Agreement

Dated 01/01/2000

(Updated as of                      , 2020)

List of Funds of PIMCO Funds

Fund	PIMCO Account #	State Street Account #
PIMCO All Asset All Authority Fund	791	PX2A
PIMCO All Asset Fund	736	PC2Y
PIMCO All Asset: Multi-Real Fund	[ ]	[ ]
PIMCO All Asset: Multi-RAE PLUS Fund	[ ]	[ ]
PIMCO All Asset: Multi-Short PLUS Fund	[ ]	[ ]
PIMCO California Intermediate Municipal Bond Fund	743	PC2D
PIMCO California Municipal Bond Fund	4175	PP2A
PIMCO California Short Duration Municipal Income Fund	773	PX2Q
PIMCO Climate Bond Fund	4761	PP4D
PIMCO CommoditiesPLUS® Strategy Fund	4702	PP1J
PIMCO CommodityRealReturn Strategy Fund®	731	PC2X
PIMCO Credit Opportunities Bond Fund	4081	PP1X
PIMCO Diversified Income Fund	744	PX2D
PIMCO Dynamic Bond Fund	748	PPF3
PIMCO Emerging Markets Local Currency and Bond Fund	739	PX2X
PIMCO Emerging Markets Bond Fund	771	PC2J
PIMCO Emerging Markets Corporate Bond Fund	709	PP1A
PIMCO Emerging Markets Currency and Short-Term Investments Fund	708	PX2L
PIMCO Emerging Markets Full Spectrum Bond Fund	3719	PP2G
PIMCO Extended Duration Fund	738	PX2V
PIMCO Global Advantage® Strategy Bond Fund	749	PPF4
PIMCO Global Bond Opportunities Fund (U.S. Dollar-Hedged)	785	PC2A
PIMCO Global Bond Opportunities Fund (Unhedged)	775	PC1M
PIMCO Global Core Asset Allocation Fund	758	PX3A
PIMCO GNMA and Government Securities Fund	721	PC2I
PIMCO Government Money Market Fund	799	PPF6

PIMCO Gurtin California Municipal Intermediate Value Fund	15050	PX4E5
PIMCO Gurtin California Municipal Opportunistic Value Fund	15051	PX4F5
PIMCO Gurtin National Municipal Intermediate Value Fund	15052	PX4G5
PIMCO Gurtin National Municipal Opportunistic Value Fund	15053	PX4H5
PIMCO High Yield Fund	705	PC1L
PIMCO High Yield Municipal Bond Fund	763	PX2P
PIMCO High Yield Spectrum Fund	4720	PP1P
PIMCO Income Fund	766	PX2C
PIMCO Inflation Response Multi-Asset Fund	4082	PP1Y
PIMCO International Bond Fund (U.S. Dollar-Hedged)	770	PC1N
PIMCO International Bond Fund (Unhedged)	719	PX2N
PIMCO Investment Grade Credit Bond Fund	707	PC2R
PIMCO Long Duration Total Return Fund	713	PX2U
PIMCO Long-Term Credit Bond Fund	769	PPF9
PIMCO Long-Term Real Return Fund	793	PC2V
PIMCO Long-Term U.S. Government Fund	710	PC1F
PIMCO Low Duration Fund	720	PC1D
PIMCO Low Duration Fund II	750	PC1I
PIMCO Low Duration ESG Fund	723	PC2D
PIMCO Low Duration Income Fund	724	PX2B
PIMCO Moderate Duration Fund	745	PC2E
PIMCO Mortgage Opportunities and Bond Fund	3938	PP2K
PIMCO Mortgage-Backed Securities Fund	701	PC2H
PIMCO Multi-Strategy Alternative Fund	14858	PX3G
PIMCO Municipal Bond Fund	703	PC2L
PIMCO National Intermediate Municipal Bond Fund	4176	PP2B
PIMCO New York Municipal Bond Fund	753	PC2P
PIMCO Preferred and Capital Securities Fund	10706	PP2I
PIMCO RAE Fundamental Advantage PLUS Fund	4716	PPF2
PIMCO RAE PLUS EMG Fund	4718	PPF5
PIMCO RAE PLUS Fund	729	PX2H
PIMCO RAE PLUS International Fund	4197	PP1W
PIMCO RAE PLUS Small Fund	4196	PP1S
PIMCO RAE Worldwide Long/Short PLUS Fund	4325	PP2Q

PIMCO Real Return Fund	795	PC2F
PIMCO RealEstateRealReturn Strategy Fund	788	PX2R
PIMCO Senior Floating Rate Fund	4080	PP1Q
PIMCO Short Asset Investment Fund	6740	PP1Z
PIMCO Short Duration Municipal Income Fund	733	PC2N
PIMCO Short-Term Fund	740	PC1B
PIMCO StocksPLUS® Fund	715	PC1G
PIMCO StocksPLUS® International Fund (Unhedged)	774	PX2W
PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged)	786	PX2I
PIMCO StocksPLUS® Long Duration Fund	711	PX2M
PIMCO StocksPLUS® Absolute Return Fund	734	PC2Z
PIMCO StocksPLUS® Short Fund	726	PX2S
PIMCO StocksPLUS® Small Fund	751	PX2O
PIMCO Strategic Bond Fund	777	PPF8
PIMCO Total Return Fund	700	PC1E
PIMCO Total Return Fund II	735	FA1B
PIMCO Total Return ESG Fund	790	PC1H
PIMCO Total Return Fund IV	7700	PP1R
PIMCO TRENDS Managed Futures Strategy Fund	10789	PP2H

List of Funds of PIMCO Funds (Private Account Portfolio Series)

Fund	PIMCO Account #	State Street Account #
PIMCO ABS and Short-Term Investments Portfolio	732	PC3Q
PIMCO EM Bond and Short-Term Investments Portfolio	781	PC2G
PIMCO High Yield and Short-Term Investments Portfolio	706	PC3H
PIMCO International Portfolio	780	PC1O
PIMCO Investment Grade Credit Bond Portfolio	702	PC3N
PIMCO Long Duration Credit Bond Portfolio	759	PPA5
PIMCO Low Duration Portfolio	4052	PC3U
PIMCO Moderate Duration Portfolio	4053	PC3V
PIMCO Mortgage and Short-Term Investments Portfolio	722	PC3F
PIMCO Municipal Portfolio	704	PC3O
PIMCO Real Return Portfolio	792	PC3M
PIMCO Short Asset Portfolio	3346	PG3L

PIMCO Short-Term Floating NAV Portfolio II	776	PC3S
PIMCO Short-Term Floating NAV Portfolio III	3376	PG3A
PIMCO Short-Term Portfolio	742	PC3A
PIMCO U.S. Government and Short-Term Investments Portfolio	712	PC3D

List of Funds of PIMCO Equity Series

Fund	PIMCO Account #	State Street Account #
PIMCO Dividend and Income Fund	4121	PPEN
PIMCO EqS® Long/Short™ Fund	4975	PPEO
PIMCO RAE Emerging Markets Fund	15662	PPES
PIMCO RAE Global Fund	15664	PPEU
PIMCO RAE Global ex-US Fund	15665	PPAG
PIMCO RAE International Fund	15663	PPEW
PIMCO RAE US Fund	15661	PPAB
PIMCO RAE US Small Fund	15666	PPEY
PIMCO REALPATH® Blend Income Fund	4330	PPEI
PIMCO REALPATH® Blend 2020 Fund	4331	PPE1
PIMCO REALPATH® Blend 2025 Fund	4332	PPE2
PIMCO REALPATH® Blend 2030 Fund	4333	PPE3
PIMCO REALPATH® Blend 2035 Fund	4334	PPE4
PIMCO REALPATH® Blend 2040 Fund	4335	PPE5
PIMCO REALPATH® Blend 2045 Fund	4336	PPE6
PIMCO REALPATH® Blend 2050 Fund	4337	PPE7
PIMCO REALPATH® Blend 2055 Fund	4338	PPE8
PIMCO REALPATH® Blend 2060 Fund	4339	PPE0

List of PIMCO Interval Funds

Fund	PIMCO Account #	State Street Account #
PIMCO Flexible Credit Income Fund	13648	PPAX
PIMCO Flexible Municipal Income Fund	14751	PX4A

List of PIMCO Closed End Funds

PIMCO Energy and Tactical Credit Opportunities Fund	4362	PX5A